EXHIBIT 10.1

                              SETTLEMENT AGREEMENT


     THIS AGREEMENT is entered into as of this 15th day of March, 2003 by and between Intergold Corporation, a Nevada corporation (the "Company") and Sonanini Sonanini Holdings Ltd. ("Sonanini").

                                    RECITALS:

     WHEREAS, Sonanini has provided advances and or promissory notes to the Corporation, and/or is owed accrued interest thereto whereby the Company is indebted to Sonanini in the aggregate amount of $659,862.25 for certain financial, administrative and managerial services performed by Sonanini, and/or advances provided by Sonanini, and/or accrued interest on unpaid amounts due to Sonanini thereunder; and

     WHEREAS, the Company is indebted to Sonanini for repayment of such aggregate amount of $659,862.25; and

     WHEREAS, the Company and Sonanini acknowledge that the aggregate amount of $659,862.25 is due and owing Sonanini (the "Debt"); and

     WHEREAS, the Company agrees to issue to Sonanini 32,993,113 Shares of its restricted common stock at $0.02 per share (the "Shares") as full and complete satisfaction of the Debt pursuant to Intergold Corporation Board of Directors authorized resolution dated March 15, 2003.


                                    AGREEMENT

     1. The Company shall issue to Sonanini 32,993,113 Shares in full and complete satisfaction of the Debt.

     2. Sonanini agrees to accept the issuance and delivery of 32,993,113 Shares in full settlement and satisfaction of the Debt, and further agrees to release and forever discharge the Company from any and all causes of action, debts, sums of money, claims and demands whatsoever, in law or in equity, related to the Debt, which Sonanini now or hereafter can, shall or may have.

     3. Sonanini is aware that the Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"). Sonanini understands that the Shares are being issued in reliance on the exemption from registration provided by Section 4(2) thereunder. Sonanini understands that it may be required to bear the economic risk of this investment for an indefinite period of time because there is currently no trading market for the Shares and the Shares cannot be resold or otherwise transferred unless applicable federal and state securities laws are complied with or exemptions therefrom are available.

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     4. Sonanini represents and warrants that the Shares are being acquired solely for Sonanini's own account, for investment purposes only, and not with a view to or in connection with, any resale or distribution. Sonanini understands that the Shares are nontransferable unless the Shares are registered under the Securities Act and under any applicable state securities law or an opinion of counsel satisfactory to the Company is delivered to the Company to the effect that any proposed disposition of the Shares will not violate the registration requirements of the Securities Act and any applicable state securities laws. Sonanini further understands that the Company has no obligations to register the Shares under the Securities Act or to register or qualify the Shares for sale under any state securities laws, or to take any other action, through the establishment of exemption(s) or otherwise, to permit the transfer thereof.

     5. Sonanini has had an opportunity to ask questions of and received answers from the officers, directors and employees of the Company or a person or persons acting on its or their behalf, concerning the financial position of the Company.

     6. This Settlement Agreement shall be effective as of March 25, 2003, and shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and successors.

                                           INTERGOLD CORPORATION,
                                           a Nevada Corporation



                                           By:__________________________
                                                 Grant Atkins, President


                                           SONANINI FINANCIAL SERVICES, INC.



                                           By: _________________________
                                                  Wolfgang Rauball